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                                     [COPY]
                                                                     EXHIBIT 4.3

                              ENDORSEMENT NO. 1 TO
                       FINANCIAL GUARANTY INSURANCE POLICY


FINANCIAL SECURITY ASSURANCE INC.

OBLIGOR:              Aames Capital Owner Trust 1997-1

POLICY NO.:           50574-N

OBLIGATIONS:          $415,000,000 Aames Capital Owner Trust 1997-1,
                      Adjustable Rate Asset-Backed Bonds, Series 1997-1

DATE OF ISSUANCE:     March 26, 1997

         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Indenture unless the context shall otherwise require.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in New York or California are authorized or obligated by law or executive order to be closed.

         "Indenture" means the Indenture dated as of March 1, 1997 between Aames Capital Owner Trust 1997-1, as Issuer, and Bankers Trust Company of California, N.A., as Indenture Trustee, as amended from time to time with the consent of Financial Security.

         "Indenture Trustee" means Bankers Trust Company of California, N.A., in its capacity as Indenture Trustee under the Indenture and any successor in such capacity.

         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.


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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997

         "Scheduled Payments" means, with respect to any Payment Date and the Obligations, the Insured Amounts. Notwithstanding the foregoing, with respect to each Payment Date, "Scheduled Payments" shall not include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with distributions on the Obligations by the Indenture Trustee to a Holder.

         "Term of This Policy" means the period from and including the Date of Issuance to and including the date on which (i) the Bond Balance of all the Bonds is zero, (ii) any period during which any payment on the Bonds could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and non-appealable order in resolution of each such proceeding has been entered.

         2. Notices and Conditions to Payment in Respect of Scheduled Payments. Following Receipt by Financial Security of a notice and certificate from the Indenture Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Scheduled Payments out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Payment Date to which such claim relates. Payments due hereunder in respect of Scheduled Payments will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Trust Agreement or, if no such Policy Payments Account has been established, to the Indenture Trustee.

         Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments, including any amounts due on the obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount in respect of Scheduled Payments on an accelerated basis at any time or from time to time, in whole or in part, prior to the scheduled date of payment thereof; Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent such amounts are paid by the Issuer in accordance with the Indenture or disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Indenture Trustee except as otherwise proved in paragraph 3 of this Endorsement.

         3. Notices and Conditions to Payment in Respect of Scheduled Payments Avoided as Preference Payments. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day

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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997

following Receipt by Financial Security from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the relevant Holder is required to return principal or interest distributed with respect to the Obligations during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the relevant Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the relevant Holder, in such form as is reasonably required by Financial Security and provided to the relevant Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the relevant Holder relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 8.05(d) of the Indenture.

     4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     5. Fiscal Agent. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Indenture Trustee at the notice address specified in the Indenture specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Indenture Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and



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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997

defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

     7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

               Financial Security Assurance Inc.
               350 Park Avenue
               New York, NY 10022
               Attention:      Senior Vice President
                               - Surveillance Department
               Telecopy No.:   (212) 339-3518
               Confirmation:   (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Indenture Trustee.

     8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

     9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

     10. Surrender of Policy. The Indenture Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.

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Policy No.: 50574-N                        Date of Issuance:     March 26, 1997




         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized
Officer.

                                  FINANCIAL SECURITY ASSURANCE INC.


                                  By:  /s/ Roger K. Taylor
                                     -------------------------------
                                           Authorized Officer


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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997

                                                                       Exhibit A
                                                                To Endorsement 1


                         NOTICE OF CLAIM AND CERTIFICATE


Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

         The undersigned, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Indenture Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50574-N dated March 26, 1997, including Endorsement No. 1 thereto, (the "Policy") issued by Financial Security in respect of Aames Capital Owner Trust 1997-1, Adjustable Rate Asset-Backed Bonds, Series 1997-1 that:

          (i) The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders.

          (ii) With respect to the Bonds for the Payment Date in _______, the related Scheduled Payment due under the Policy is $________.

          (iii) The Indenture Trustee is making a claim under the Policy for the Scheduled Payment to be applied to distributions of principal or interest or both with respect to the Bonds.

          (iv) The Indenture Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Bonds when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Indenture Trustee and (d) maintain an accurate record of such payments with respect to each Bond and the corresponding claim on the Policy and proceeds thereof and, if the Bond is required to be surrendered for such payment, shall stamp on each such Bond the legend "$[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Bond to Financial Security.

          (v) The Indenture Trustee, on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Trust Estate to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Trust Estate. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation

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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997


     otherwise available to Financial Security in respect of such payments. The Indenture Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

          (vi) The Indenture Trustee, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Indenture Trustee and each such Holder in any legal proceeding with respect to the Trust Estate. The Indenture Trustee hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against the Seller under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment with respect to the Trust Estate (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance and Indemnity Agreement, dated as of March 1, 1997, between the Company and Financial Security and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Indenture Trustee hereby agrees that Financial Security shall be subrogated to, and the Indenture Trustee on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

          (vii) Payment should be made by wire transfer directed to the [Policy Payments Account].

     Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.


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                                     [COPY]
Policy No.: 50574-N                        Date of Issuance:     March 26, 1997


         IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Claim and Certificate as of the _______ day of _____________________, _____.

                                        BANKERS TRUST COMPANY OF
                                        CALIFORNIA, N.A., as Indenture Trustee



                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------

--------------------------------------------------------------------------------

For Financial Security or Fiscal Agent Use Only

Wire transfer sent _____________ by _______________________________

Confirmation Number ___________________________________________



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